Exhibit 10.1

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of October 24, 2023, is made by and among Fortune Rise Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Fortune Rise Acquisition Corporation, a Delaware corporation (“FRLA”), and Water on Demand, Inc., a Texas corporation (the “Company”). The Sponsor, FRLA and the Company shall be referred to herein from time to time collectively as the “Parties” and individually as a “Party”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, FRLA, the Company, and FRLA Merger Sub Inc., a Delaware corporation (“Merger Sub”), entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which the parties thereto will consummate the Transactions on the terms and subject to the conditions set forth therein; and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, each Sponsor will agree to (a) vote in favor of the Business Combination Agreement and the Business Combination and (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of FRLA or any other anti-dilution or similar protection with respect to the Class B Common Stock, such that the Class B Common Stock will convert into Class A Common Stock at the Closing on a one-to-one basis.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Agreement to Vote. Prior to the Termination Date (as defined herein), Sponsor, in its capacity as a shareholder of FRLA, irrevocably and unconditionally agrees that at the meeting of FRLA’s shareholders to be convened for the purpose of obtaining the requisite shareholder approval of the proposals in connection with the Transactions or any other meeting of FRLA’s shareholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), Sponsor shall:

(a)	if and when such meeting is held, appear at such meeting or otherwise cause all Covered Shares (as defined below) owned by Sponsor as of the record date of such meeting to be counted as present thereat for the purpose of establishing a quorum;

(b)	vote, or cause to be voted, at such meeting all of such Covered Shares (as defined below) owned as of the record date for such meeting in favor of each of the Transaction Proposals and any other matters necessary or reasonably requested by FRLA for consummation of the Transactions, including any actions necessary to effectuate the matters contemplated by the Transaction Proposals;

(c)	vote or cause to be voted at such meeting all of such Covered Shares against any FRLA Acquisition Proposal and any other action that (i) would reasonably be expected to materially impede, interfere with, delay, postpone, nullify or adversely affect the Transactions, or (ii) would result in the failure of any condition set forth in Article X of the Business Combination Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement; and

(d)	the obligations of the Sponsor specified in this Section 1 shall apply whether or not the Transactions or any action described above are recommended by the board of directors of FRLA (the “FRLA Board”) or the FRLA Board has changed, withdrawn, withheld, qualified or modified, or publicly proposed to change, withdraw, withhold, qualify or modify, its recommendation to adopt and/or approve the Transaction Proposals. For purposes of this Agreement, “Covered Shares” means all FRLA Class A Shares and FRLA Class B Shares held by Sponsor as of the date hereof together with any FRLA Class A Shares and FRLA Class B Shares acquired by Sponsor after the date hereof.

1

2.	Waiver of Anti-dilution Protection. With respect to its Covered Shares, Sponsor hereby waives and agrees to refrain from asserting or perfecting, subject to, conditioned upon and effective as of immediately prior to, the occurrence of the Closing (for itself and for its successors and assigns), to the fullest extent permitted by Law and the Governing Documents of FRLA, any rights to adjustment of the conversion ratio with respect to the FRLA Class B Shares owned by Sponsor set forth in the Governing Documents of FRLA (including, but not limited to, the rights set forth in Article 4 of the amended and restated certificate of incorporation of FRLA). Notwithstanding anything to the contrary contained herein, Sponsor does not waive, or agree to refrain from asserting or perfecting any rights in the event the Business Combination Agreement is terminated. If the Business Combination Agreement is terminated, this Section 2 shall be deemed null and void ab initio.

3.

Forfeiture of Shares. At or prior to the Closing of the Business Combination Agreement (as defined therein), Sponsor agrees to forfeit and surrender 1,522,500 shares of the FRLA Class B Shares owned by Sponsor or such other number as necessary (up to 2/3 of the FRLA Class B Shares owned by Sponsor) to comply with the applicable ownership limits.

4.	Transfer of Shares.

(a)

The Sponsor and each Affiliate agrees that it, he or she shall not (i) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of, directly or indirectly (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, 50% or more of its Covered Shares; (ii) grant any proxies or powers of attorney with respect to 50% or more of its Covered Shares held by it (except in connection with voting by proxy at a meeting of shareholders of FRLA as contemplated in Section 1); or (iii) permit to exist any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge or other similar encumbrance or interest (including, in the case of any equity securities, any voting, transfer or similar restrictions) (a “Lien”) with respect to 50% or more of its Covered Shares other than those created by this Agreement, until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination, or (B) the date on which the closing price of the Company’s Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the completion of the Company’s initial Business Combination; and shall not Transfer the remaining 50% of the Covered Shares until the six months after the completion of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Covered Shares Lock-up Period”).

(b) Notwithstanding the provisions set forth in paragraph 3(a), Transfers of the Covered Shares that are held by the Sponsor any of their permitted transferees (that have complied with this paragraph 3(b)), are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliates of the Sponsor, or any of its Affiliates, officers, directors, direct and indirect equityholders; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, transfers pursuant to a qualified domestic relations order; (v) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vi) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination; and (vii) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided, however, that in the case of clauses (i) through (v) or (vii), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

2

5.	Redemption; Other Covenants.

(a)	Unless this Agreement shall have been terminated in accordance with Section 7, Sponsor hereby agrees that Sponsor shall not effect a SPAC Stockholder Redemption.

(b)	Sponsor hereby agrees to be bound by and subject to (i) Section 5.6 (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to FRLA and (ii) Section 5.3 (Confidentiality and Access to Information) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, in each case, as if Sponsor were directly a party thereto.

(c)	Each of FRLA and Sponsor agrees that during the period from the date hereof through the Termination Date, it shall not further modify, amend or waive the performance of any provision under the Letter Agreement.

6.	Closing Date Deliverables. At or prior to the Closing, Sponsor shall deliver to FRLA and the Company a copy of the Registration Rights Agreement, duly executed by Sponsor.

7.	Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (the “Termination Date”) (a) at Closing, (b) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (c) the mutual written agreement of the Parties hereto; provided that nothing herein shall relieve any Party from liability for any breach hereof prior to the Termination Date, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. FRLA shall promptly notify the Sponsor of the termination of the Business Combination Agreement promptly after the termination of such agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, Section 2 (solely in the event that this Agreement terminates at Closing as a result of the Closing occurring), Section 3, Section 5(b)(ii) (solely in the event that this Agreement terminates at Closing as a result of the Closing occurring and solely with respect to the provisions of the Business Combination Agreement that survive following the Closing), and Section 5 (and the other Sections of this Agreement to the extent relating to the aforementioned provisions and including for the avoidance of doubt, Section 12 through Section 15) shall survive the termination of this Agreement pursuant to this Section 7.

8.	No Recourse; Several Not Joint. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement or any other agreement contemplated by the Transactions, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and persons that are expressly identified as Parties to this Agreement in their capacities as such and no former, current or future stockholder, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any Party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties hereto, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or in connection therewith seek to recover monetary damages from, any Non-Recourse Party. All obligations of a Party under this Agreement are several and not joint, and in no event will a Party seek recourse against another Party in connection with a breach by another Party.

3

9.	Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and beneficial owner of FRLA Class B Shares and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of FRLA or as an officer, employee or fiduciary of FRLA, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of FRLA.

10.	Representations and Warranties.

(a)	Each of the Parties represents and warrants that (a) it has the power and authority, or capacity, as the case may be, to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement and the performance of its obligations hereunder have been, as applicable, duly and validly authorized by all corporate or limited liability company action on its part and (c) this Agreement has been duly and validly executed and delivered by each of the Parties and constitutes, a legal, valid and binding obligation of each such Party enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

(b)	Sponsor represents and warrants as of the date hereof to FRLA and the Company (solely with respect to itself, himself or herself and not with respect to any other Party):

i.	The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (A) result in any breach of any provision of the organizational documents of Sponsor, or (B) require any consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority that has not been given, except for (1) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby, (2) such filings with and approvals of the Stock Exchange to permit FRLA Common Shares to be issued in accordance with the Business Combination Agreement to be listed on the Stock Exchange, (3) filing of certain documents with respect to the Merger under the applicable law of Delaware, (4) certain regulatory approvals, (5) FRLA Stockholder Approval or (6) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to Sponsor, as applicable, in each case, to the extent such consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

ii.	Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the FRLA Class B Shares as set forth in its respective beneficial ownership reports filed with the SEC, and there exist no Liens or any other limitation or restriction (other than transfer restrictions under the Securities Act, FRLA’s Governing Documents, Permitted Liens, this Agreement, the Business Combination Agreement, the Letter Agreement or any other applicable securities Laws), in each case, that could reasonably be expected to (A) impair the ability of Sponsor to perform its obligations under this Agreement or (B) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement. The equity securities set forth in such beneficial ownership reports filed with the SEC are the only equity securities in FRLA owned of record or beneficially by Sponsor on the date of this Agreement, and none of such equity securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such equity securities, except as provided hereunder and under the Letter Agreement.

4

iii.	There are no Proceedings pending against Sponsor, or to the knowledge of Sponsor threatened against it, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its, his or her obligations under this Agreement or the Letter Agreement.

iv.	No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement, other than as disclosed in the Disclosure Schedules, based upon arrangements made by Sponsor, for which FRLA or any of its Affiliates may become liable.

v.	Sponsor understands and acknowledges that each of FRLA and the Company is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement.

11.	No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

12.	Sponsor Indemnity. For a period of six years after the Closing Date, FRLA will indemnify, exonerate and hold harmless the Sponsor from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) (“Indemnified Liabilities”) incurred by the Sponsor before, on or after the date of this Agreement, arising out of any third-party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim directly relating to the Transactions which names the Sponsor as a defendant (or co-defendant) arising from the Sponsor’s ownership of equity securities of FRLA or its control or ability to influence FRLA; provided, that the foregoing shall not apply to (i) any Indemnified Liabilities to the extent arising out of any breach by the Sponsor of this Agreement or any other agreement between the Sponsor, on the one hand, and FRLA or any of their respective Subsidiaries, on the other hand, or (ii) the willful misconduct, gross negligence or fraud of the Sponsor. For the avoidance of doubt, the rights of the Sponsor to indemnification pursuant to the foregoing paragraph will be in addition to any other rights the Sponsor may have under any other agreement or instrument to which the Sponsor is or becomes a party or is or otherwise becomes a beneficiary or under Law.

13.	Further Assurances. Each of the Parties is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each of the Parties shall pay all of their respective expenses in connection with this Agreement and the transactions contemplated herein. Each of the Parties shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

14.	Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email or (c) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

5

If to Sponsor:

Fortune Rise Sponsor LLC

13575 58th Street North

Suite 200

Clearwater, FL 33760

riggs@originclear.com

With a required copy (which shall not constitute notice) to:

Kunzler Bean & Adamson

Attn: Marty Tate, Esq.

50 W. Broadway

Suite 1000

Salt Lake City, UT 84020

mtate@kba.law

If to FRLA:

Fortune Rise Acquisition Corp.

Attn: Richard Brand, CFO

13575 58th Street North

Suite 200

Clearwater, FL 33760

fracrich@yahoo.com

With a required copy (which shall not constitute notice) to:

Mike Bradshaw

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, DC 20001

mike.bradshaw@nelsonmullins.com

If to the Company:

Water on Demand, Inc.

Attn: T. Riggs Eckelberry, CEO

13575 58th Street North

Suite 200

Clearwater, FL 33760

riggs@originclear.com

With a required copy (which shall not constitute notice) to:

Kunzler Bean & Adamson

Attn: Marty Tate, Esq.

50 W. Broadway

Suite 1000

Salt Lake City, UT 84020

mtate@kba.law

6

15.	No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

15.	Incorporation by Reference. Sections 8.1 (Non-Survival); 8.2 (Entire Agreement; Assignment); 8.3 (Amendment); 8.5 (Governing Law); 8.7 (Construction; Interpretation); 8.10 (Severability); 8.15 (Waiver of Jury Trial); 8.16 (Submission to Jurisdiction); and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

7

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Letter Agreement as of the date first written above.

Fortune Rise Sponsor, LLC

By: /s/ T. Riggs Eckelberry

Name: T. Riggs Eckelberry

Title: Authorized Person

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Letter Agreement as of the date first written above.

Fortune Rise Acquisition Corporation

By: /s/ Richard A. Brand

Name: Richard A. Brand

Title: Principal Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Letter Agreement as of the date first written above.

Water on Demand, Inc.

By: /s/ T. Riggs Eckelberry

Name: T. Riggs Eckelberry

Title: Chief Executive Officer

8